                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        UNIVERSAL HEALTH SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of filing fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------
     [ ] Fees paid previously with preliminary materials.

--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

--------------------------------------------------------------------------------
     (4) Date filed:

--------------------------------------------------------------------------------
   (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                   UHS LOGO

                        UNIVERSAL HEALTH SERVICES, INC.

                                                                 April 20, 2001

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Universal Health Services, Inc. to be held at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania, on May 23, 2001, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

    (1) the election of two directors by the holders of Class A and Class C Common Stock;

    (2) the election of a director by the holders of Class B and Class D Common Stock;

    (3) the adoption of the Amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock;

    (4) the adoption of the Amendment to the Amended and Restated 1992 Stock Option Plan, and

    (5) the adoption of the 2001 Employees' Restricted Stock Purchase Plan.

Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

  Your Board of Directors recommends that you vote your shares FOR the election of directors, FOR the adoption of the Amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock, FOR the adoption of the Amendment to the Amended and Restated 1992 Stock Option Plan, and FOR the adoption of the 2001 Employees' Restricted Stock Purchase Plan.

  Whether or not you plan to attend the meeting, please either vote by telephone, internet, or promptly sign and return your proxy card in the enclosed envelope. If you then attend and wish to vote your shares in person, you still may do so. In addition to the matters noted above, we will discuss the business of the Company and be available for Stockholders' comments and discussion relating to the Company.

  I look forward to seeing you at the meeting.

                                       Sincerely,
                                       /s/ Alan B. Miller
                                       Alan B. Miller
                                       Chairman, President and
                                       Chief Executive Officer

                                   UHS LOGO

                        UNIVERSAL HEALTH SERVICES, INC.
                          UNIVERSAL CORPORATE CENTER
                             367 SOUTH GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA 19406

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 May 23, 2001

  Notice is hereby given that the Annual Meeting of Stockholders of Universal Health Services, Inc. (the "Company") will be held on Wednesday, May 23, 2001 at 10:00 a.m., at the offices of the Company, Universal Corporate Center, 367 South Gulph Road. King of Prussia, Pennsylvania for the following purposes:

  (1) To have the holders of Class A and Class C Common Stock elect two Class II directors, all directors to serve for a term of three years until the annual election of directors in the year 2004 and election and qualification of their respective successors.

  (2) To have the holders of Class B and Class D Common Stock elect one Class II direcor, to serve for a term of three years until the annual election of directors in the year 2004 and the election and qualification of his successor.

  (3) To have the holders of Class A, B, C and D Common Stock vote upon the proposal to adopt the Amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock.

  (4) To have the holders of Class A, B, C and D Common Stock vote upon the proposal to adopt the Amendment to the Amended and Restated 1992 Stock Option Plan, adopted by the Board of Directors of the Company.

  (5) To have the holders of Class A, B, C and D Common Stock vote upon the proposal to adopt the 2001 Employees' Restricted Stock Purchase Plan.

  (6) To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on April 12, 2001, are entitled to vote at the Annual Meeting.

  All stockholders are cordially invited to attend the meeting in person. IN ANY EVENT, PLEASE VOTE BY TELEPHONE, INTERNET OR MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Steve G. Filton
                                               STEVE G. FILTON, Secretary

King of Prussia, Pennsylvania
April 20, 2001

                        UNIVERSAL HEALTH SERVICES, INC.
                          Universal Corporate Center
                             367 South Gulph Road
                           King of Prussia, PA 19406

                                PROXY STATEMENT

                                    GENERAL

  This Proxy Statement (first mailed to stockholders on or about April 20, 2001) is furnished in connection with the solicitation by the Board of Directors of Universal Health Services, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders, or at any adjournment thereof. The meeting will be held on Wednesday, May 23, 2001 at 10:00 a.m., at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania. The Annual Meeting is being held (1) to have the holders of Class A and C Common Stock elect two Class II directors of the Company, all of whom will serve for terms of three years until the annual election of directors in 2004 and the election and qualification of their respective successors; (2) to have the holders of Class B and D Common Stock elect one Class II director, to serve for a term of three years until the annual election of directors in 2004 and the election and qualification of his successor; (3) to have the holders of Class A, B, C and D Common Stock vote upon the proposal to adopt the Amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock; (4) to have the holders of Class A, B, C and D Common Stock vote upon the proposal to adopt the Amendment to the Amended and Restated 1992 Stock Option Plan, which was adopted by the Board of Directors of the Company; (5) to have the holders of Class A, B, C and D Common Stock vote upon the proposal to adopt the 2001 Employees' Restricted Stock Purchase Plan, and (6) to transact such other business as may properly be brought before the meeting or any adjournment thereof.

  A copy of the Company's Annual Report to Stockholders, including financial statements for the year ended December 31, 2000 is enclosed herewith.

  A separate form of Proxy applies to the Company's Class A and Class C Common Stock and a separate form of Proxy applies to the Company's Class B and Class D Common Stock. Enclosed is a Proxy for the shares of stock held by you on the record date. Unless otherwise indicated on the Proxy, shares represented by any Proxy will, if the Proxy is properly executed and received by the Company prior to the Annual Meeting, be voted FOR each of the nominees for directors, FOR the approval of the adoption of the Amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock, and FOR the approval of the Amendment to the Amended and Restated 1992 Stock Option Plan and FOR the approval of the adoption of the 2001 Employees' Restricted Stock Purchase Plan. Any Proxy executed and returned to the Company is revocable by delivering a later signed and dated Proxy or other written notice to the Secretary of the Company at any time prior to its exercise. A Proxy is also subject to revocation if the person executing the Proxy is present at the meeting and chooses to vote in person.

                                    VOTING

  Only stockholders of record as of the close of business on April 12, 2001 are entitled to vote at the Annual Meeting. On that date, 1,924,443 shares of Class A Common Stock, par value $.0l per share, 193,924 shares of

Class C Common Stock, par value $.0l per share, 27,832,060 shares of Class B Common Stock, par value $.0l per share, and 20,930 shares of Class D Common Stock, par value $.0l per share, were outstanding.

  The Company's Restated Certificate of Incorporation provides that, with respect to the election of directors, holders of Class A Common Stock vote as a class with the holders of Class C Common Stock, and holders of Class B Common Stock vote as a class with holders of Class D Common Stock, with holders of all classes of Common Stock entitled to one vote per share. Each holder of Class A Common Stock may cumulate his votes for directors giving one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares of Class A Common Stock, or he may distribute his votes on the same principle among as many candidates as he shall see fit. For a holder of Class A Common Stock to exercise his cumulative voting rights, the stockholder must give notice at the meeting of his intention to cumulate his votes.

  As to matters other than the election of directors, including the approval of the Amendment to the Restated Certificate of Incorporation, Amendment to the Amended and Restated 1992 Stock Option Plan, the Adoption of the 2001 Employees' Restricted Stock Purchase Plan, the Company's Restated Certificate of Incorporation provides that holders of Class A, Class B, Class C and Class D Common Stock all vote together as a single class, except as otherwise provided by law. Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds). In the event a holder of Class C or Class D Common Stock holds a number of shares of Class A or Class B Common Stock, respectively, less than ten times the number of shares of Class C or Class D Common Stock that holder holds, then that holder will be entitled to only one vote for every share of Class C, or one-tenth of a vote for every share of Class D Common Stock, which that holder holds in excess of one-tenth the number of shares of Class A or Class B Common Stock, respectively, held by that holder. The Board of Directors, in their discretion, may require beneficial owners to provide satisfactory evidence that such owner holds ten times as many shares of Class A or Class B Common Stock as Class C or Class D Common Stock, respectively, if such facts are not apparent from the stock records of the Company.

  Stockholders entitled to vote for the election of directors can withhold the authority to vote for any one or more nominees. Nominees receiving a plurality of the votes cast will be elected. Abstention from the vote to consider the adoption of the Amendment to the Restated Certificate of Incorporation, Amendment to the Amended and Restated 1992 Stock Option Plan, the Adoption of the 2001 Employees' Restricted Stock Purchase Plan, or the approval of such other matters as may properly come before the meeting, or any adjournment thereof, are treated as votes against the proposal. Broker non-votes are treated as shares as to which the beneficial owners have withheld voting authority and therefore as shares not entitled to vote on the matter, thereby making it easier to obtain the approval of holders of a majority of the aggregate voting power of the shares present entitled to vote as is required for approval of the proposal. A majority of holders of the outstanding common stock votes and of the outstanding Class B Common Stock is required to approve the Amendment to the Restated Certificate of Incorporation. Therefore, abstentions or broker non-votes have the effect of a vote against the proposal, making it more difficult to obtain the required vote.

  As of April 12, 2001, the shares of Class A and Class C Common Stock constituted 7.1% of the aggregate outstanding shares of the Company's Common Stock, had the right to elect six members of the Board of Directors and constituted 87.7% of the general voting power of the Company; and as of that date the shares of Class B and Class D Common Stock constituted 92.9% of the outstanding shares of the Company's Common Stock, had the right to elect two members of the Board of Directors and constituted 12.3% of the general voting power of the Company.

  As of February 28, 2001, the Company's current directors and officers as a group owned of record or beneficially 1,920,743 shares of Class A Common Stock, 627,116 shares of Class B Common Stock (excluding shares issuable upon exercise of options), 193,544 shares of Class C Common Stock and 630 shares of Class D Common Stock, representing 99.8%, 2.3%, 99.8% and 2.9% respectively, of the outstanding shares of each class and constituting 87.8% of the general voting power of the Company on that date.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of February 28, 2001, the number of shares of equity securities of the Company and the percentage of each class owned beneficially, within the meaning of Securities and Exchange Commission Rule 13d-3, and the percentage of the general voting power of the Company currently held, by (i) all stockholders known by the Company to own more than 5% of any class of the Company's equity securities, (ii) all directors of the Company who are stockholders, (iii) the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

                                                                                       Percentage
                           Class A        Class B             Class C     Class D      of General
  Name and Address of      Common         Common               Common      Common        Voting
  Beneficial Owner(1)     Stock(2)       Stock(2)             Stock(2)    Stock(2)      Power(3)
  -------------------     ---------    -------------          --------    --------     ----------

Leatrice Ducat                             3,625(5)(12)                                    (5)
National Disease
Research  Interchange
645 N. Michigan Avenue
Ste. 800
Chicago, IL 60611

John H. Herrell                            9,400(5)(12)                                    (5)
Mayo Clinic
200 First Street, SW
Rochester, MN 55905

Robert H. Hotz                            20,000(5)(12)                                    (5)
UBS Warburg LLC
299 Park Avenue, 39th
Fl.
New York, NY 10171

Alan B. Miller            1,903,891(6) 2,729,201(4)(6)(12)    191,446                    86.6%
                             (98.9%)       (9.8%)              (98.7%)


Anthony Pantaleoni            4,452(5)    19,948(4)(5)(7)(12)     548(5)    280(5)(8)      (5)
Fulbright & Jaworski
L.L.P.
666 Fifth Avenue
New York, NY 10103

                                                                                             -

Debra K. Osteen                           34,999(5)                                         (5)

Joseph T. Sebastianelli                      625(5)(12)
onehealthbank.com
379 Princeton-Hightstown
Road
Building 2
Cranbury, NJ 08512

John F. Williams, Jr.,                       150(5)                                        (5)
M.D.
George Washington
University
2300 Eye Street, N.W.
Suite 713E
Washington, DC 20037

                                                                                 Percentage
                          Class A      Class B            Class C     Class D    of General
  Name and Address of     Common       Common              Common      Common      Voting
  Beneficial Owner(1)    Stock(2)     Stock(2)            Stock(2)    Stock(2)    Power(3)
  -------------------    ---------    ---------           --------    --------   ----------

Kirk E. Gorman                           50,542(5)(12)                                (5)

Steve G. Filton                          67,926(5)(12)                                (5)

Richard C. Wright           12,400(5)    24,992(4)(5)(12)   1,550(5)     350(5)       (5)

FMR Corp.                             1,640,097(8)                                    (5)
82 Devonshire Street                     (5.92%)
Boston, MA 02109

Capital Research                      2,000,000(9)                                    (5)
 and Management Company                   (7.2%)
333 South Hope St.
Los Angeles, CA 90071

Morgan Stanley Dean                   1,796,844(10)                                   (5)
Witter & Co.
1585 Broadway                            (6.45%)
New York, NY 10036

Westport Asset                        1,368,690(11)                                   (5)
Management, Inc.
253 Riverside Avenue                       (5.9%)
Westport, CT 06880

All directors &          1,920,743    2,961,408(4)(12)    193,544        630       87.8%
executive officers
as a group (11 persons)    (99.8%)       (10.6%)           (99.8%)     (2.9%)

----------
 (1) Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.
 (2) Each share of Class A, Class C and Class D Common Stock is convertible at any time into one share of Class B Common Stock.
 (3) As to matters other than the election of directors, holders of Class A, Class B, Class C and Class D Common Stock vote together as a single class. Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).
 (4) Includes shares issuable upon the conversion of Classes A, C and/or D Common Stock.
 (5)  Less than 1%.
 (6) Includes 100,000 shares of Class A Common Stock which are beneficially owned by Mr. Miller and are held by Mr. Miller in trust for the benefit of his spouse.
 (7) Includes 2,890 shares of Class B Common Stock and 280 shares of Class D Common Stock which are beneficially owned by Mr. Pantaleoni and are held by Mr. Pantaleoni in trust for the benefit of certain members of his family.
 (8) These securities are held by FMR Corp., a parent holding company. Information is based on Amendment No. II to Schedule l3G dated February 14, 2001.
 (9) These securities are held by Capital Research and Management Company. Information is based on Schedule l3G dated February 12, 2001.
(10) These securities are held by Morgan Stanley Dean Witter & Co., a registered investment advisor. Information is based on Schedule 13G dated February 12, 2001.
(11) These securities are held by Westport Asset Management, Inc., a registered investment advisor. Information is based on Schedule 13G dated February 14, 2001.
(12) Includes 219,375 shares issuable pursuant to stock options to purchase Class B Common Stock held by directors and officers of the Company and exercisable within 60 days of February 28, 2001 as follows: Leatrice Ducat (3,125); John H. Herrell (5,000); Robert H. Hotz (5,000); Alan B. Miller (177,500); Anthony Pantaleoni (5,000); Joseph T. Sebastianelli
      (625); Kirk E. Gorman (7,500); Steve G. Filton (9,375); Richard C. Wright (3,750) and Debra K. Osteen (2,500).

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation provides for a Board of Directors of not fewer than three members nor more than nine members. The Board of Directors is currently fixed at seven members, and is divided into three classes, with members of each class serving for a three-year term. At each Annual Meeting of Stockholders, directors are chosen to succeed those in the class whose term expires at such Annual Meeting. Under the Company's Restated Certificate of Incorporation, holders of shares of the Company's outstanding Class B and Class D Common Stock are entitled to elect 20% (but not less than one) of the directors, currently two directors, one in each of Class II and Class III, and the holders of Class A and Class C Common Stock are entitled to elect the remaining directors, currently five directors, two in Class I, two in Class II, and one in Class III.

  The persons listed below currently constitute the Company's Board of Directors. The term of the Class II directors, Mr. Anthony Pantaleoni, Mr. Robert H. Hotz and Mr. Joseph T. Sebastianelli, expires at the 2001 Annual Meeting. Mr. Anthony Pantaleoni, and Mr. Robert H. Hotz have been nominated to be elected by the holders of Class A and Class C Common Stock and Mr. Joseph
T. Sebastianelli has been nominated to be elected by the holders of Class B and Class D Common Stock. The Company has no reason to believe that any of the nominees will be unavailable for election; however, if any nominee becomes unavailable for any reason, the shares represented by the Proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected.

  The following information is furnished with respect to each of the nominees for election as a director and each member of the Board of Directors whose term of office will continue after the meeting.

                                      Class of                Principal Occupation
                         Class of   Stockholders                During the Last           Director
          Name           Director Entitled to Vote Age             Five Years              Since
          ----           -------- ---------------- ---        --------------------        --------

NOMINEES WHOSE TERMS
EXPIRE IN 2001
--------------------
Anthony Pantaleoni......   II         A Common      61 Of Counsel to the law firm of        1982
                                      C Common         Fulbright & Jaworski L.L.P., New
                                                       York, New York. Director of AAON,
                                                       Inc. and Westwood Corporation.
                                                       The Company utilized during the
                                                       year ended December 31, 2000 and
                                                       currently utilizes the services
                                                       of Fulbright & Jaworski L.L.P. as
                                                       counsel.

Robert H. Hotz..........   II         B Common      56 Managing Director and Co-Head of     1991
                                      D Common         Corporate Finance in the Americas
                                                       for USB Warburg LLC.

Joseph T.                  II         A Common      54 Currently, Chairman, Chief           2000
 Sebastianelli..........              C Common         Executive Officer and President
                                                       of onehealthbank.com, a
                                                       technology company in Cranbury,
                                                       New Jersey since May 2000.
                                                       Formerly Executive Vice President
                                                       of Scripps Health. Formerly,
                                                       President of Aetna, Inc. and
                                                       prior to its merger with Aetna in
                                                       1996, Co-President and Principal
                                                       Medical Administrative Officer of
                                                       U.S. Healthcare, Inc.

                                      Class of                Principal Occupation
                         Class of   Stockholders                During the Last           Director
          Name           Director Entitled to Vote Age             Five Years              Since
          ----           -------- ---------------- ---        --------------------        --------

DIRECTORS WHOSE TERMS
EXPIRE IN 2002
---------------------
Alan B. Miller..........   III        A Common      63 Chairman of the Board, President     1978
                                      C Common         and Chief Executive Officer of
                                                       the Company since 1978. Prior
                                                       thereto, President, Chairman of
                                                       the Board and Chief Executive
                                                       Officer of American Medicorp,
                                                       Inc. Trustee of Universal Health
                                                       Realty Income Trust. Director of
                                                       Penn Mutual Life Insurance
                                                       Company, CDI (NYSE) Corp. and
                                                       Broadlane, Inc.

John F. Williams, Jr.,     III        B Common      52 Vice President for Health Affairs    1999
 M.D., Ed.D.............              D Common         and Dean of George Washington
                                                       University since 1997; Prior
                                                       thereto, Medical Director of The
                                                       George Washington University
                                                       Hospital, and Associate Vice
                                                       President for Graduate Medical
                                                       Education at the School of
                                                       Medicine and Health Sciences;
                                                       Member of the American Public
                                                       Health Association, the American
                                                       Medical Association, the New York
                                                       Academy of Sciences, the American
                                                       Society of Anesthesiologists and
                                                       the Society of Critical Care
                                                       Medicine.

DIRECTORS WHOSE TERMS
EXPIRING IN 2003
---------------------
John H. Herrell.........   I          A Common      60 Vice President and Chief             1993
                                      C Common         Administrative Officer of Mayo
                                                       Foundation since 1993. Prior
                                                       thereto, Chief Financial Officer
                                                       of Mayo Foundation since 1984 and
                                                       various other capacities since
                                                       1968.

Leatrice Ducat..........   I          A Common      68 President and Founder, National      1997
                                      C Common         Disease Research Interchange
                                                       since 1980; President and
                                                       Founder, Human Biological Data
                                                       Interchange since 1988; Founder,
                                                       Juvenile Diabetes Foundation,
                                                       National and International
                                                       Organization of the Juvenile
                                                       Diabetes Foundation; Past
                                                       Chairman and Founder, National
                                                       Diabetes Research Coalition.


Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based on reports filed with the Company, the Company believes all required reports of executive officers and directors were filed in a timely manner.

                                PROPOSAL NO. 2

   ADOPTION OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO
       INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK

  The Board of Directors has unanimously adopted and submits to stockholders for their approval an amendment to Article Fourth of the Company's Restated Certificate of Incorporation which would increase the number of shares of Class B Common Stock that the Company is authorized to issue from 75,000,000 shares to 150,000,000 shares. The full text of the proposed amendment to Article Fourth is set forth in Exhibit A hereto and the foregoing discussion is qualified by reference thereto.

  As of March 21, 2001, 1,924,443 shares of Class A Common Stock, 27,807,575 shares of Class B Common Stock, 193,924 shares of Class C Common Stock and 21,766 shares of Class D Common Stock were issued and outstanding. In addition, as of March 21, 2001, a total of 5,683,319 shares of Class B Common Stock were reserved for issuance under the various employee benefit plans of the Company, and a total of 3,750,000 shares of Class B Common Stock were reserved for issuance upon conversion of outstanding convertible securities, leaving 28,325,787 shares of Class B Common Stock unreserved and available for issuance.

  The Board of Directors has proposed this increase in the authorized number of shares of Class B Common Stock and recommends its adoption in order to provide the Company with greater flexibility to issue Class B Common Stock for appropriate corporate purposes. Among the purposes for which such additional authorized stock could be issued include funding its capital needs and corporate growth, for the acquisition of desirable business, for stock options to attract and retain employees and for stock splits and stock dividends. The Board of Directors has declared, subject to approval of this Proposal, a 2 for 1 stock split in the form of a 100% stock dividend on all classes of its Common Stock payable on June 1, 2001 to stockholders of record on May 16, 2001. If the Proposal is not adopted, the stock split will not be effected. The Board of Directors has no current plans or intentions with respect to the issuance of additional shares of Class B Common Stock other than for use in connection with possible stock splits and for use in connection with the Company's employee benefit plans.

  Approval of the proposed amendment to the Restated Certificate of Incorporation will allow the Board to effect the stock split described above and move promptly to issue additional shares, if appropriate opportunities should arise, without the delay and expense of calling a special stockholders' meeting. The Board of Directors will determine whether, when and on what terms the issuance of shares of Class B Common Stock may be warranted. Like the presently authorized but unissued shares of Class B Common Stock, the additional shares will be available without further action by the stockholders unless such action is required by applicable law or regulations or stock exchange rules. Stockholders do not presently have preemptive rights with respect to the current authorized Class B Common Stock. Except in certain cases such as a stock dividend, the issuance of additional shares of Class B Common Stock would have the effect of diluting the voting powers of existing stockholders.

Vote Required

  The affirmative vote of the holders of a majority of the shares of Class B Common Stock and a majority of the Common Stock votes of the Company outstanding is required for the adoption of the proposal set forth above.

  THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2--THE ADOPTION OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                PROPOSAL NO. 3

                       ADOPTION OF THE AMENDMENT TO THE
             AMENDED AND RESTATED UNIVERSAL HEALTH SERVICES, INC.
                            1992 STOCK OPTION PLAN

  On January 17, 2001, the Board of Directors of the Company adopted an amendment to the Amended and Restated 1992 Stock Option Plan (the "1992 Plan"), subject to stockholder approval. The Amendment to the 1992 Plan will increase the aggregate number of shares of Class B Common Stock which may be issued pursuant to the exercise of options under the Plan from 4,000,000 to 5,500,000 shares, will increase the number of options any individual may receive during any calendar year from 200,000 to 500,000 and will extend the expiration date of the 1992 Plan from July 15, 2002 to July 15, 2005 (the "Amendment"). The 1992 Plan will become effective only if approved by stockholders representing a majority of the aggregate voting power of the shares of outstanding Common Stock present and entitled to vote at the meeting. The essential features of the 1992 Plan (including the Amendment) are summarized below. The full text of the Amended and Restated 1992 Stock Option Plan is set forth in Exhibit B to this Proxy Statement, and the following discussion is qualified in its entirety by reference thereto.

  The 1992 Plan is intended to aid the Company in attracting and retaining officers, directors and employees who are in a position to contribute materially to the successful conduct of the Company's business and affairs. The Amendment is intended to furnish additional incentives whereby present and future officers, directors and employees may be encouraged to acquire, or to increase their holdings of, the Company's Class B Common Stock. The Company had utilized virtually all options available for grant under the Plan and therefore adopted the Amendment and Restatement to the 1992 Plan in January 2001.

  On January 17, 2001, a total of 965,850 options were granted under the 1992 Plan, subject to stockholder approval of the Amendment to the 1992 Plan. Options for approximately 1,170,000 shares will remain available for grant if the proposal is adopted. The table below indicates options which have been granted, subject to stockholder approval, to the named persons and to the indicated groups of persons. Other awards under the 1992 Plan, as amended, are not yet determinable. The closing price of the Company's Class B Common Stock on the New York Stock Exchange on April 12, 2001 was $90.41. The dollar value listed below is the excess of the closing price of the Company's Class B Common Stock on April 12, 2001 over the exercise price of the total options granted under the 1992 Plan. For a description of options granted in the last fiscal year to certain executives of the Company, see "Executive Compensation--Option Grants in Last Fiscal Year."

                         PLAN BENEFITS GRANTED TO DATE
                             1992 PLAN, AS AMENDED

                                                             Dollar   Number of
Name and Position                                           Value(1)  Options(2)
-----------------                                          ---------- ----------

Alan B. Miller............................................ $2,798,750    500,000

Kirk E. Gorman............................................   $335,850     60,000

Thomas J. Bender(3).......................................   $335,850     60,000

Debra K. Osteen...........................................   $223,900     40,000

Richard C. Wright.........................................   $223,900     40,000

All current executives as a Group.........................   $223,900     40,000

Non-Executive Directors as a Group........................   $167,925     30,000

Non-Executive Officers, Employees as a Group.............. $1,096,270    195,850

----------
(1) Based on the difference between the exercise price and the closing sale price of the Class B Common Stock on the New York Stock Exchange on April 12, 2001 of $90.41 per share.
(2) The table shown above contains the options granted in 2001 pursuant to the 1992 Plan, as Amended, which are subject to stockholder approval of the Amendment to the 1992 Plan. For options granted to the five named executives shown above during the last fiscal year, pursuant to the 1992 Plan, including options granted prior to the amendment, see "Executive Compensation--Option Grants in Last Fiscal Year."
(3) Mr. Bender's employment with the Company was terminated during the first quarter of 2001. The options granted, shown on the table above, were cancelled upon his termination.

Description of the Amended and Restated 1992 Stock Option Plan

  The 1992 Plan permits the granting of options to purchase an aggregate of 5,500,000 shares of the Company's Class B Common Stock (prior to the Amendment, the limit was 4,000,000 shares) to certain key employees, directors of and consultants to the Company or any of its subsidiaries. Directors are eligible to receive options under the Plan, regardless of whether they are otherwise employed by the Company. Approximately 300 persons are eligible to participate in the Plan.

  The 1992 Plan will be administered by the Board of Directors; however, the Board of Directors may appoint a committee (the "Committee") of the Board whose members shall satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the requirements of Rule 16b-3(a)(3)(i) under the Securities and Exchange Act of 1934, as amended (or any further successor laws or regulations), to grant options to executive officers of the Company. The Board of Directors currently administers the 1992 Plan.

Subject to the provisions of the 1992 Plan, the Board of Directors has the authority to determine the individuals to whom stock options will be granted, the number of shares to be covered by each option, the option price, the terms for the payment of the option price and other terms and conditions. In the case of options granted by the Committee, the exercise price shall not be less than the fair market value of the Class B Common Stock. Payment for shares acquired upon exercise of an option may be made in cash, by promissory note or by shares of Class B Common Stock. The Company provides a three-year loan for participants in the 1992 Plan, to cover the tax liability incurred by optionees upon exercise of the option ("Option Loan"). The loan will be forgiven on the maturity date if the optionee is employed by the Company on that date. No person may receive grants of options to purchase more than 500,000 shares in any one calendar year (prior to the Amendment, the limit was 200,000 shares).

  All options must expire no later than ten years from the date of grant. In general, except as otherwise provided by the Board of Directors or the Committee, no option may be exercised after the termination of the optionee's service with the Company and subsidiaries. However, the option exercise is extended to twelve months after termination if the optionee's service is terminated by reason of disability or death.

  Options may be transferred to members of the immediate family of an optionee or to trusts for the benefit of immediate family members unless otherwise prohibited. The Board of Directors may amend or terminate the 1992 Plan, at any time, without the consent of the Company's stockholders. In any event, no options may be granted under the 1992 Plan after July 15, 2005 (prior to the Amendment the expiration date was July 15, 2002).

Federal Income Tax Consequences

  The following is a summary of the salient federal income tax consequences associated with awards made under the 1992 Plan.

  The grant of an option under the 1992 Plan is not a taxable event. In general, if and when a non-qualified option is exercised, the optionee will recognize ordinary income equal to the excess of the value of the Common Stock acquired upon the exercise over the exercise price (i.e., the option spread), and the Company will generally be entitled to a corresponding deduction. If shares of Common Stock acquired upon the exercise of an option are subject to the six-month sale restriction under Section 16(b) of the Securities Exchange Act of 1934, then the optionee will recognize ordinary income attributable to the exercise on the date the restriction lapses unless an early income recognition election is made. Upon a later sale of the shares, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the shares at the time ordinary income is recognized.

  The Company has not, and does not intend to, grant incentive stock options under the 1992 Plan.

Vote Required

  The affirmative vote of the holders of a majority of the shares of the Common Stock votes of the Company present and entitled to vote at the 2001 Annual Meeting of Stockholders is required for the adoption of the proposal set forth above.

  THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 3--ADOPTION OF THE AMENDMENT TO THE AMENDED AND RESTATED 1992 STOCK OPTION PLAN," TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                PROPOSAL NO. 4

               ADOPTION OF THE 2001 EMPLOYEES' RESTRICTED STOCK
                                 PURCHASE PLAN

  On March 7, 2001, the Board of Directors adopted the 2001 Employees' Restricted Stock Purchase Plan (the "Restricted Stock Plan"), subject to stockholder approval. The Restricted Stock Plan provides for the purchase by certain employees of, and consultants to, the Company of shares of Class B Common Stock of the Company at a price equal to the par value of such shares at the time of such sale. The Restricted Stock Plan is administered by a committee (the "Committee") which consists of not less than two "non-employee directors", as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Currently, the Stock Option and Compensation Committee has been appointed as the Committee under the Plan. The Committee has full authority under the Restricted Stock Plan to select the employees to whom shares shall be sold, to determine the number of shares to be sold, the times at which shares shall be sold, the time at which the restrictions on the shares shall lapse and the terms and conditions of the Restricted Stock Purchase Agreement (the "Agreement") pursuant to which the shares are sold. The Company may grant restricted shares to a person in lieu of other compensation earned under incentive plans of the Company. The Agreement gives the Company the right to repurchase all of the shares sold to an employee, for an amount equal to the price paid by the employee, in the event his employment terminates for any reason during the periods set forth in the Agreement.

  The Restricted Stock Plan authorizes the issuance of up to 300,000 shares of the Company's Class B Common Stock prior to its expiration on March 7, 2010. The closing price of the Company's Class B Common Stock on the New York Stock Exchange on April 12, 2001 was $90.41. The Restricted Stock Plan was adopted for the purposes of encouraging key employees and consultants, who are expected to make continued substantial contributions to the development of the Company, to increase their personal and proprietary interest in the Company's growth and success. A person granted shares under the Restricted Stock Plan will realize ordinary income when the shares granted become transferable or are no longer subject to the risk of forfeiture in an amount equal to the excess of the fair market value of the shares at that time over the purchase price. The Company will be able to claim a business expense deduction in an equal amount. The Board of Directors may amend or terminate the Restricted Stock Plan at any time, provided that, no amendment which would increase the number of shares which may be issued under the Plan without approval of the Company's stockholders if and to the extent such approval is necessary or desirable to comply with applicable law or exchange requirements. In addition, no amendment or termination shall affect the rights of any employee with respect to shares previously sold under the Restricted Stock Plan.

  The full text of the Restricted Stock Plan is set forth in Exhibit C, and this summary is qualified in its entirety by reference thereto.

   In lieu of a portion of the cash bonus earned by Mr. Alan B. Miller under the Executive Incentive Plan, on March 7, 2001, the Committee granted Mr. Miller 5,800 shares of Restricted Stock which are subject to the approval of the Restricted Stock Plan at the next meeting of the stockholders. The rights to these shares will vest in one year from the date of grant, provided Mr. Miller remains employed by the Company on such date. Under the terms of the grant, Alan B. Miller paid cash in an amount equal to the aggregate par value of the shares granted. The market price on the date of the grant to Alan B. Miller was $86.45. Other awards under the Restricted Stock Plan are not yet determinable.

                         PLAN BENEFITS GRANTED TO DATE
                             RESTRICTED STOCK PLAN

                                                               Dollar  Number of
Name and Position                                             Value(1)  Shares
-----------------                                             -------- ---------
Alan B. Miller............................................... $501,410   5,800
Kirk E. Gorman...............................................        0       0
Thomas J. Bender(2)..........................................        0       0
Debra K. Osteen..............................................        0       0
Richard C. Wright............................................        0       0
All current executives as a Group............................        0       0
Non-Executive Directors as a Group...........................        0       0
Non-Executive Officers, Employees as a Group.................        0       0

----------
(1) Based on the closing sale price of the Class B Common Stock on the New York Stock Exchange on March 7, 2001 of $86.45 per share.
(2) Mr. Bender's employment with the Company was terminated during the first quarter of 2001.

  Approximately 300 employees are eligible to participate in the Plan.

Vote Required

  The affirmative vote of a majority of the shares of the Common Stock votes of the Company present and entitled to vote at the 2001 Annual Meeting of Stockholders is required for the adoption of the proposal set forth above.

THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 4--ADOPTION OF THE 2001 EMPLOYEES' RESTRICTED STOCK PURCHASE PLAN," TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                            EXECUTIVE COMPENSATION

  The following table shows all the cash compensation paid or to be paid by the Company as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chairman of the Board, President, and Chief Executive Officer and the four highest paid executive officers of the Company for such period in all capacities in which they served.

                          SUMMARY COMPENSATION TABLE

                                                                          Long-term
                                        Annual compensation          compensation awards    All
                                 ---------------------------------- ---------------------  other
                                                                    Restricted Securities compen-
                                                     Other Annual     stock    Underlying sation
   Name and principal     Fiscal           Bonus   Compensation ($) awards ($)  Options     ($)
        position           Year   Salary    ($)          (a)           (b)        (#)       (c)
   ------------------     ------ -------- -------- ---------------- ---------- ---------- -------
Alan B. Miller, Chairman
 of the Board,
 President, and Chief
 Executive Officer......   2000  $947,600 $507,590    $  819,548    $1,004,667   45,000   $12,972
                           1999   920,000        0     1,996,327        24,342  220,000    11,172
                           1998   884,000  593,406         4,556       196,930  150,000    12,772

Kirk E. Gorman, Senior
 Vice President,
 Treasurer and Chief
 Financial Officer.... .   2000  $293,906 $209,000    $  325,186    $  111,616   20,000   $ 3,400
                           1999   282,719        0       160,025         5,684   30,000     1,600
                           1998   267,975  118,981             0        40,873   22,000     3,200

Thomas J. Bender, Senior
 Vice President(d)......   2000  $275,000 $190,000    $        0    $    5,208   20,000   $ 3,400
                           1999   225,750  148,148       248,694         6,096   33,500     1,600
                           1998   207,500  127,364             0        43,023   15,000     3,200

Debra K. Osteen, Vice
 President .............   2000  $222,000 $206,000    $   96,975    $    3,205   17,000   $ 3,400
                           1999   186,000  195,300       100,516         2,760    6,000     1,600
                           1998   174,000   57,420        15,786        20,187    5,000     3,200

Richard C. Wright, Vice
 President .............   2000  $210,125 $195,000    $  160,228    $    2,564   12,500   $ 3,400
                           1999   203,333   15,000       104,233         8,526   15,000     1,600
                           1998   193,333   30,022             0        22,640   15,000     3,200

----------
(a) Other annual compensation for Mr. Alan B. Miller includes: (i) $814,992 in 2000 and $1,991,771 in 1999 which represents forgiveness of principal under Option Loans, and; (ii) $4,556 in 2000, $4,556 in 1999 and $4,556 in
    1998 for other compensation. Other annual compensation for Messrs. Gorman, Bender, Wright and Ms. Osteen in 2000, 1999 and 1998 represents forgiveness of principal under Option Loans.

(b) Restricted stock awards represent (i) the value of Class B Common Shares received by those executives in lieu of cash payments pursuant to the Company's 1992 Stock Bonus Plan ("Bonus Shares") for 1998 only; (ii) the portion of additional restricted shares ("Premium Shares") equal to 20% of the Bonus Shares issued in prior years which vested in 2000, 1999 and 1998; and (iii) the value of the Class B Common Shares issued in connection with the 1990 Employees' Restricted Stock Purchase Plan (the "1990 Plan") and the 2001 Employees' Restricted Stock Purchase Plan (the "2001 Plan"). Restrictions on one-half of the Bonus Shares and the Premium Shares lapse after one year from date of grant and restrictions on the remaining Bonus Shares and Premium Shares lapse two years after the date of grant.

  Restricted stock awards for Mr. Alan B. Miller include: (i) $148,352 in 1998 only, representing the value of the Bonus Shares, and; (ii) $20,632 in 2000, $24,342 in 1999 and $48,578 in 1998 representing the value of the vested portion of the Premium Shares. In May of 2000, Mr. Alan B. Miller was granted an award of 9,000 shares of the Company's Class B Common Stock (market value of $482,625 on the date of grant), under the 1990 Plan, on which restrictions will lapse on May 17, 2002. Additionally, in March of 2001, Mr. Alan B. Miller was granted an award of 5,800 shares of the Company's Class B Common Stock (market value of $501,410 on the date of grant), under the 2001 Plan, on which restrictions will lapse on March 7, 2002. The shares granted to Mr. Alan B. Miller in 2001 pursuant to the terms of the 2001 Plan, were granted subject to shareholder approval, as mentioned above.

  Restricted stock awards for Mr. Kirk E. Gorman include: (i) $29,745 in 1998 only, representing the value of the Bonus Shares, and; (ii) $4,366 in 2000, $5,684 in 1999 and $11,128 in 1998 representing the value of the vested portion of the Premium Shares. In May of 2000, Mr. Kirk E. Gorman was granted an award of 2,000 shares of the Company's Class B Common Stock (market value of $107,250 on the date of grant), under the 1990 Plan, on which restrictions will lapse on May 17, 2002. Restricted stock awards for Mr. Thomas J. Bender include: (i) $31,841 in 1998 only, representing the value of the Bonus Shares, and; (ii) $5,208 in 2000, $6,096 in 1999 and $11,182 in 1998 representing the value of the vested portion of the Premium Shares. Restricted stock awards for Ms. Debra K. Osteen include: (i) $14,355 in 1998 only, representing the value of the Bonus Shares, and; (ii) $3,205 in 2000, $2,760 in 1999 and $5,832 in 1998 representing the value of the vested portion of the Premium Shares. Restricted stock awards for Mr. Richard C. Wright include: (i) $3,755 in 1998 only, representing the value of the Bonus Shares, and; (ii) $2,564 in 2000, $8,526 in 1999 and $18,885
  in 1998 representing the value of the vested portion of the Premium Shares. There were no Bonus Shares issued in 2000 or 1999.

  At December 31, 2000, Messrs. Miller, Gorman, Bender, Wright and Ms. Osteen held 2,088, 418, 447, 53, and 201 shares, respectively, of restricted Bonus Shares and Premium Shares, with a value based on the closing price of the shares on that date of $233,334, $46,712, $49,952, $5,923, and $22,462, respectively.

(c) All other compensation includes the Company's match of officers' contributions to the Company's 401(k) plan, and, for Mr. Alan B. Miller, the total includes $9,572 in each year related to term life insurance premiums paid for by the Company.

(d) Mr. Thomas J. Bender's employment with the Company was terminated during the first quarter of 2001.

  As part of the Company's Executive Incentive Plan, target levels of net income and return on assets for the Company as a whole are recommended on an annual basis by senior management of the Company and approved by the Committee of the Board of Directors which administers the Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      Individual Grants
                         --------------------------------------------
                                                                           Potential
                                                                          Realizable
                                                                       Value at Assumed
                         Number of  Percentage of                       Annual Rates of
                         Securities     Total     Exercise                Stock Price
                         Underlying    Options     Price               Appreciation for
                          Options    Granted to     Per                   Option Term
                          Granted   Employees in   Share   Expiration -------------------
  Name                    (#) (a)    Fiscal Year   ($/SH)     Date     5%($)       10%($)
  ----                   ---------- ------------- -------- ---------- -------- ----------
  Alan B. Miller........   45,000       17.4%     $44.5625  1/19/05   $554,028 $1,224,263
  Kirk E. Gorman........   20,000        7.8%     $44.5625  1/19/05   $246,235 $  544,117
  Thomas J. Bender (b)..   20,000        7.8%     $44.5625  1/19/05   $246,235 $  544,117
  Debra K. Osteen.......   10,000        3.9%     $44.5625  1/19/05   $123,117 $  272,059
                            7,000        2.7%     $67.4375  7/19/05   $130,421 $  288,199
  Richard C. Wright.....   12,500        4.8%     $44.5625  1/19/05   $153,897 $  340,073

----------
(a) Options are exercisable as follows: 25% one year after date of grant and an additional 25% in each of the second, third and fourth years after date of grant. The options expire five years after the date of grant.

(b) Mr. Bender's employment with the Company was terminated during the first quarter of 2001. The options granted, shown on the above table, were cancelled upon his termination.

             AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                          Number of
                                                    Securities Underlying     Value of Unexercised
                                                   Unexercised Options at    in-the-Money Options at
                            Shares       Value       Fiscal Year-End (#)     Fiscal Year-End ($) (2)
                         Acquired on   Realized   ------------------------- -------------------------
          Name           Exercise (#)   ($)(1)    Exercisable Unexercisable Exercisable Unexercisable
          ----           ------------ ----------- ----------- ------------- ----------- -------------
Alan B. Miller..........   300,000    $17,125,000   160,000      295,000    $11,346,328  $22,422,422
Kirk E. Gorman..........    55,000    $ 2,412,094         0       59,000    $         0  $ 4,235,625
Thomas J. Bender (3)....    45,125    $ 1,932,625         0       56,375    $         0  $ 3,948,313
Debra K. Osteen.........     7,500    $   319,313     2,250       24,250    $   161,313  $ 1,545,344
Richard C. Wright.......    18,750    $   640,781         0       35,000    $         0  $ 2,341,250

----------
(1) Based on the difference between the exercise price and the closing sale price of the Class B Common Stock on the New York Stock Exchange on the date of exercise.

(2) Based on the difference between the exercise price and the closing sale price of the Class B Common Stock on the New York Stock Exchange on December 29, 2000 of $111.75 per share.

(3) Mr. Bender's employment with the Company was terminated during the first quarter of 2001 and his outstanding options with vesting dates after April 1, 2001 were cancelled.

                              EMPLOYMENT CONTRACT

  The Company and Alan B. Miller have entered into an employment contract pursuant to which Mr. Miller will act as President and Chief Executive Officer of the Company until December 31, 2002. In addition, the Agreement provides for a five-year consulting arrangement commencing upon termination of Mr. Miller's active employment, during which period he will be paid an annual fee equal to one-half of his base salary at the date of expiration of the term of active employment. During the period of his active employment, Mr. Miller was entitled to a salary of $675,000 for the year ended December 31, 1992, to be increased in each year thereafter by an amount equal to not less than the percentage increase in the consumer price index over the previous year. Mr. Miller is also entitled to an annual bonus of at least $100,000 and payment of insurance premiums, including income tax reimbursements, of $13,674 per annum, as well as such other compensation as the Board of Directors may determine in its discretion. Mr. Miller may be discharged only for cause or permanent disability.

Executive Retirement Income Plan

  In October, 1993, the Board of Directors adopted the Executive Retirement Income Plan pursuant to which certain management or other highly compensated employees designated by the Board of Directors who have completed at least 10 years of active employment with the Company may receive retirement income benefits. The monthly benefit is payable to a participant who retires after he or she reaches age 62 and is equal to 3% of the employee's average monthly base salary over the three years preceding retirement multiplied by the number of full years (not to exceed 10) of the participant's active employment with the Company. Payment of the benefit will be made in 60 monthly installments following the participant's retirement date. Under certain circumstances, the participant may be entitled to elect to receive the present value of the payments in one lump sum or receive payments over a period of 10 years. The estimated annual benefits payable (for the 60 months in which the participant receives benefits) upon retirement at age 65 for each of Alan B. Miller, Kirk
E. Gorman, Thomas J. Bender, Richard C. Wright and Ms. Debra K. Osteen assuming their annual compensation increases by 4% annually, would be $296,000, $147,000, $149,000, $94,000 and $167,000 respectively. If an employee ceases employment with the Company prior to age 62, no retirement income will be payable to the participant unless the Board of Directors determines otherwise.

Stock Option and Compensation Committee Interlocks and Insider Participation

  The Committee of the Board of Directors was comprised during 2000 of four non-employee directors, Anthony Pantaleoni, Robert H. Hotz, John H. Herrell and Leatrice Ducat. Anthony Pantaleoni is Of Counsel to Fulbright & Jaworski L.L.P., which serves as the Company's principal outside counsel. Robert H. Hotz serves as Managing Director and Co-Head of Corporate Finance in the Americas at UBS Warburg LLC, which provided consulting services and brokerage services for the Company's share buy-back program and acted as one of the Company's principal underwriters for the discounted Convertible Debentures that were issued by the Company during 2000.

                       COMMITTEE REPORT TO SHAREHOLDERS

  The report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Philosophy

  The Committee regularly reviews and, with any changes it believes appropriate, approves the Company's compensation program. The Company believes that executive compensation should be closely related to the value delivered to stockholders. This belief has been adhered to by developing incentive pay programs which provide competitive compensation and reflect Company performance. Both short-term and long-term incentive compensation are based on Company performance and the value received by stockholders.

  In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for stockholders while supporting the Company's strategic business goals. In doing so, the compensation programs reflect the following themes:

  . Compensation should encourage increased stockholder value.

  . Compensation programs should support the short-term and long-term strategic business goals and objectives of the Company.

  . Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions toward business goals.

  . Compensation programs should enable the Company to attract and retain highly qualified professionals.

Pay Mix and Measurement

  The Company's executive compensation is based on three components, each of which is intended to serve the overall compensation philosophy.

Base Salary

  The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, the performance of the individual executive and general economic conditions.

Short-Term Incentives

  On May 18, 1994, the Company's stockholders approved the adoption of the Company's Executive Incentive Plan. Pursuant to that Plan, at the start of each fiscal year, target levels of net income and return on assets for the Company as a whole ("Company Targets") and target levels of net income for each of the Company's individual divisions and facilities ("Division Targets") are recommended by senior management of the Company and approved by the Committee of the Board of Directors which administers the Plan. In accordance with the Plan, a subcommittee consisting of Mr. Herrell and Ms. Ducat established salary and bonus targets in March 2000 for the 2000 calendar year. Similarly, a subcommittee will establish salary and bonus targets for future years in accordance with tax law requirements. The Committee expects to continue the basic policies outlined below. All senior executives of the Company, including heads of divisions and facilities, have the opportunity to earn as a bonus for a fiscal year an amount equal to a portion of their base salary for that fiscal year, depending on whether and to what extent the Company Targets and/or the Division Targets are achieved. For fiscal 2000, (i) Alan B. Miller, the Company's Chairman and President, was entitled to a bonus of 106% of his base salary based on the achievement of Company Targets, (one-half of the bonus was paid in cash and one-half was awarded with a grant of 5,800 shares of restricted stock issued pursuant to the terms of the 2001 Employee's Restricted Stock Purchase Plan),
(ii) Kirk E. Gorman, a Senior Vice President of the Company, was entitled to a bonus of 71% of his base salary based on the achievement of Company Targets,
(iii) Thomas J. Bender, a Senior Vice President of the Company (his employment with the Company was terminated during the first quarter of 2001) was entitled to a bonus of 69% of his base salary based on the achievement of Company Targets and the Division Targets, (iv) Debra K. Osteen, Vice President of the Company, was entitled to a bonus of 93% of her base salary based on the achievement of Company Targets and the Division Targets, and; (v) Richard C. Wright, Vice President of the Company, was entitled to a bonus of 64% of his base salary based on the achievement of Company Targets, plus $60,000 related to completed hospital acquisitions. Seventy-five percent (75%) of the respective bonuses of Mr. Bender and Ms. Osteen were determined based on the achievement of the Division Targets and the remaining 25% of such bonuses were determined based on the achievement of Company Targets. Depending upon the actual performance of the Company and the Divisions compared to Company Targets and/or the Division Targets, the senior executives can receive bonuses up to 150% of their base salaries.

Long-Term Incentives

  Stock options are granted from time to time to reward key employees' contributions. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability. Options are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest in equal amounts over four years and executives must be employed by the Company for such options to vest.

2000 Compensation

  The base salary for the Chairman and President was increased during 2000 to $947,600. This represents a 3% increase over 1999.

  The Stock Option and Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Stock Option and Compensation Committee believes that compensation levels during 2000 adequately reflect the Company's compensation goals and policies.

  The Committee intends that compensation awarded to individuals will be to the extent practicable eligible for deduction under Section 162(m) of the Internal Revenue Code but will in certain circumstances award compensation not eligible for such deductions.

                               STOCK OPTION AND COMPENSATION COMMITTEE

                               John H. Herrell            Robert H. Hotz
                               Leatrice Ducat             Anthony Pantaleoni

                         STOCK PRICE PERFORMANCE GRAPH

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             (The Company, S&P 500, Peer Group and Old Peer Group)

                                    [GRAPH]

                              1995     1996     1997     1998    1999     2000
                            -------  -------  -------  -------  ------  -------
Universal Health Services-
  CLB                       $100.00  $129.01  $227.04  $233.80  $162.25 $503.65
S & P 500 Index             $100.00  $122.96  $163.98  $210.85  $255.21 $231.98
Peer Group                  $100.00  $118.53  $110.06   $94.23   $94.02 $155.66
Old Peer Group              $100.00  $119.22  $109.68   $94.11   $96.80 $156.49

  The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, the peer group, the old peer group and the S&P 500 Composite is based on the stock price or composite index at the end of fiscal 1995.

  The above graph compares the performance of the Company with that of the S&P 500 Composite, a group of peer companies, and a group of old peer companies where performance has been weighted based on market capitalization. Companies in the peer group, which consist of companies in the S&P Health Care Hospital Management Index (in which the Company is also included), are as follows: Tenet Healthcare Corporation,

HCA-Healthcare Corporation, Health Management Associates, Province Healthcare Company, and Quorum Health Group. Companies in the old peer group are as follows: HCA-Healthcare Corporation, Community Health Systems, Inc., Transitional Hospitals Corporation (acquired by Vencor, Inc. in 1997), Health Management Associates, Inc., OrNda HealthCorp. (acquired by Tenet Healthcare Corporation in 1997), Quorum Health Group, Inc., Ramsay Youth Services, Inc. and Tenet Healthcare Corporation. During 1996, Community Health Systems, Inc. became a privately held company and is no longer publicly traded. Stock price information is included for Community Health Systems, Inc. through the period ended July 1996. OrNda HealthCorp. merged with Tenet Healthcare Corporation on January 31, 1997. Transitional Hospitals Corporation was acquired by Vencor, Inc. on September 15, 1997.

                           COMPENSATION OF DIRECTORS

  The non-employee directors are compensated for their service on the Board of Directors and Committees of the Board on an annual basis at $20,000 each. During 1998, the Company adopted the Deferred Compensation Plan for UHS Board of Directors (the "Plan"). The Plan allows the Company's Board of Directors to elect: (i) the amount of their compensation to be deferred; (ii) the future date when the deferred amounts should be paid; (iii) the method of distribution to be used when the deferred amounts are paid, and; (iv) the investment measure to be used for crediting earnings on deferred amounts during the period held pursuant to the Plan. As of December 31, 2000, three members of the Company's Board of Directors are participating in this Plan.

  On January 21, 1998, pursuant to the Amendment and Restatement of the 1992 Stock Option Plan, all non-employee directors of the Company who have served for more than eighteen months received an option to purchase 5,000 shares of the Company's Class B Common Stock at an exercise price of $47.8125 per share. On November 11, 1999 all non-employee directors of the Company received an option to purchase 5,000 shares of the Company's Class B Common Stock at an exercise price of $33.75 per share. On January 19, 2000, Mr. Joseph T. Sebastianelli received an option to purchase 2,500 shares of the Class B Common Stock of the Company at an exercise price of $44.56 per share. On January 17, 2001, all non-employee directors of the Company received an option to purchase 5,000 shares of the Company's Class B Common Stock at an exercise price of $84.8125 per share. All the above options are exercisable as follows:
25% one year after date of grant and an additional 25% in each of the second, third and fourth years after date of grant. The options expire five years after the date of grant.

                              BOARD OF DIRECTORS

  Meetings of the Board. Regular meetings of the Board are generally held every other month, while special meetings are called when necessary. Before each Board or Committee meeting, directors are furnished with an agenda and background materials relating to matters to be discussed. During 2000, there were eight Board meetings. All current directors attended more than 75% of the meetings of the Board and of committees of the Board on which they served.

  The Executive Committee, the Stock Option and Compensation Committee, the Audit Committee, and the Finance Committee are the standing committees of the Board of Directors, and may meet concurrently with the Board of Directors' meetings.

  Executive Committee. The Executive Committee has the responsibility, between meetings of the Board of Directors of the Company, to advise and aid the officers of the Company in all matters concerning the management of the business and, while the Board is not in session, has the power and authority of the Board to the fullest extent permitted under law. The Executive Committee met twice in 2000. Members of the Committee are Alan B. Miller, Robert H. Hotz, and Anthony Pantaleoni.

  Stock Option and Compensation Committee. The Stock Option and Compensation Committee has responsibility for reviewing and recommending to the Board of Directors the compensation levels of officers and directors of the Company and its subsidiaries and the administration of the 1990 Employees' Restricted Stock Purchase Plan, the 1992 Corporate Ownership Program, As Amended, the Amended and Restated 1992 Stock Bonus Plan, the Stock Purchase Plan, the Amended and Restated 1992 Stock Option Plan, the Stock Compensation Plan and, if approved, the 2001 Employees' Restricted Stock Purchase Plan. This Committee either met or took action through unanimous written consent three times in 2000. The members of this Committee are Anthony Pantaleoni, Robert H. Hotz, John H. Herrell and Leatrice Ducat. A subcommittee of the Stock Option and Compensation Committee, comprised of Mr. Herrell and Ms. Ducat, will administer the 1994 Executive Incentive Plan and the various stock plans.

  Audit Committee. The Audit Committee is responsible for providing assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices and to maintain a direct line of communication between the directors and the independent accountants. It recommends the firm to be appointed independent auditor, reviews the scope and results of the audit with the independent auditors and considers the adequacy of the internal accounting and control procedures of the Company. The Audit Committee met twice in 2000. Members of this Committee are John H. Herrell, Joseph T. Sebastianelli, Leatrice Ducat and John F. Williams, Jr., M.D.

  Finance Committee. The Finance Committee is responsible for reviewing the Company's cash flow and capital commitments and is charged with overseeing its long-term financial planning. The Finance Committee met once in 2000. Members of this Committee are Alan B. Miller, Joseph T. Sebastianelli and Robert H. Hotz.

                            AUDIT COMMITTEE REPORT

  The Board of Directors of the Company is committed to the accuracy and integrity of its financial reporting. The Audit Committee takes an involved and active role in delivering on this commitment.

  The Audit Committee provides independent, objective oversight of the Company's accounting functions and internal controls. The Committee is composed solely of independent directors who are qualified for service under the New York Stock Exchange listing standards. It acts under a written charter first adopted and approved by the Board of Directors in 2000, which is attached to this Proxy Statement as Appendix D.

  The Audit Committee evaluates and recommends to the Board an accounting firm to be engaged as the Company's independent auditors. Additionally, and as appropriate, the Committee reviews and evaluates, and discusses and consults with the Company's management, internal audit personnel and the independent auditors about the following:

  . the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

  . the Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

  . changes in the Company's accounting practices, principles, controls or methodologies, or in the Company's financial statements;

  .  significant developments in accounting rules;

  . the adequacy of the Company's internal accounting controls, and accounting, financial and auditing personnel; and

  . the establishment and maintenance of an environment at the Company that promotes ethical behavior.

  The Audit Committee recommends to the Board that the Company's financial statements be included in the Company's annual report. The Committee took a number of steps in making this recommendation for 2000:

  . First, the Committee discussed with the Company's independent auditors the overall scope and plans for their audits.

  . Second, the Committee met with the independent auditors, without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

  . Third, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

  . Fourth, the Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States.

  . Finally, the Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

  Based on the discussions with Arthur Andersen LLP concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the financial statements be included in the Company's 2000 Annual Report on Form 10-K.

                                Audit Committee

                                John H. Herrell
                            Joseph T. Sebastianelli
                                Leatrice Ducat
                          John F. Williams, Jr., M.D.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Arthur Andersen LLP has been retained by the Board of Directors, on the recommendation of the Audit Committee, to perform all accounting and audit services during the 2001 fiscal year. It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the stockholders or their representatives.

  During 2000, the Company retained Arthur Andersen LLP, to provide services in the following categories and amounts:

             Audit fees      $  529,000
             All other fees     643,000
                             ----------
                             $1,172,000

  The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

                        EXPENSES FOR PROXY SOLICITATION

  The principal solicitation of proxies is being made by mail; however, certain officers, directors and employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telegram, telephone or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                  FOR PRESENTATION AT THE 2002 ANNUAL MEETING

  Any proposal that a stockholder wishes to present for consideration at the 2002 Annual Meeting must be received by the Company no later than December 21, 2001. This date provides sufficient time for inclusion of the proposal in the 2002 proxy materials.

                        OTHER BUSINESS TO BE TRANSACTED

  As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the Annual Meeting. As for any business that may properly come before the Annual Meeting, the Proxies confer discretionary authority in the persons named therein. Those persons will vote or act in accordance with their best judgment with respect thereto.

  YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.
                                           BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ Steve G. Filton
                                               STEVE G. FILTON, Secretary

King of Prussia, Pennsylvania
April 20, 2001

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: INVESTOR RELATIONS, UNIVERSAL HEALTH SERVICES, INC., UNIVERSAL CORPORATE CENTER, 367 SOUTH GULPH ROAD, P.O. BOX 61558, KING OF PRUSSIA, PENNSYLVANIA 19406-0958.

                                                                      EXHIBIT A

  The Restated Certificate of Incorporation of the Company is to be amended by replacing the present first sentence of Article FOURTH with a new first sentence to read as follows:

  FOURTH: The total number of shares of all classes of common stock which the Company shall have authority to issue is 168,200,000 shares, consisting of 12,000,000 shares of Class A Common Stock, par value of $.01 per share (the "Class A Common Stock"), 150,000,000 shares of Class B Common Stock, par value of $.01 per share (the "Class B Common Stock"), 1,200,000 shares of Class C Common Stock, par value of $.01 per share (the "Class C Common Stock") and 5,000,000 shares of Class D Common Stock, par value of $.01 per share (the "Class D Common Stock").

                                                                      EXHIBIT B

                        UNIVERSAL HEALTH SERVICES, INC.
                  AMENDED AND RESTATED 1992 STOCK OPTION PLAN

  1. Purpose. The purpose of the Universal Health Services, Inc. 1992 Stock Option Plan (the "Plan") is to enable Universal Health Services, Inc. (the "Company") and its stockholders to secure the benefits of common stock ownership by personnel of the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the continued profitability and long-term future growth of the Company.

  2. Stock Subject to the Plan. The Company may issue and sell a total of 5,500,000 shares of its Class B Common Stock, $.0l par value (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

  3. Administration. The Plan will be administered by the Board. Subject to the provisions of the Plan, the Board, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan. to interpret the provisions of the Plan and option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. The Board may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Board as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Board will keep a record of its proceedings and acts and will keep or caused to be kept such books and records as may be necessary in connection with the proper administration of the Plan. Notwithstanding the foregoing, the Board shall have the authority to appoint a committee (the "Committee") of the Board whose members shall satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), and the requirements of Rule 16b-3(b) (3) (i) under the Securities Exchange Act of 1934, as amended (or any successor laws or regulations), to grant options to executive officers of the Company and, all references to "the Board" hereunder with respect to the grant of such options shall be deemed to refer to such Committee.

  4. Eligibility. Options may be granted under the Plan to present or future employees of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424(f) of the Code, consultants to the Company or a Subsidiary who are not employees, and to directors of the Company or a Subsidiary whether or not they are employees of or consultants to the Company and/or a Subsidiary. Subject to the provisions of the Plan, the Board may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price, which in the case of grants by the Committee shall not be less than fair market value of the Common Stock on the date of grant, and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof). Notwithstanding anything to the contrary contained herein no person may receive grants of options to purchase more than 500,000 shares in any one calendar year.

  5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written agreement in a form approved by the Board. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Board deems appropriate.

    (a) Option Period. The period during which an option may be exercised will be fixed by the Board and will not exceed 10 years from the date the option is granted.

    (b) Exercise of Options. An option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Company to enable it to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

    (c) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Board may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than 5 years. The Board may permit the Company to lend money to employees for purposes of exercising options and paying any income tax due upon exercise. The Board may, in its sole discretion, forgive any amounts due under the loans made hereunder under such conditions as it deems appropriate.

    (d) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

    (e) Nontransferability of Options. Options granted under the Plan may be assigned or transferred to members of the immediate family of optionee or trusts for the benefit of immediate family members, unless otherwise prohibited by the Option Agreement, by will or by the applicable laws of descent and distribution or dissemination.

    (f) Termination of Employment or Other Service. Unless otherwise provided by the Board in its sole discretion, if an optionee ceases to be employed by or to perform services for the Company and any Subsidiary for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date of termination of employment or service (or, if earlier, the date specified in the option agreement). Unless otherwise provided by the Board in its sole discretion, if an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

    (g) Other Provisions. The Board may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

  6. Capital Changes, Reorganization, Sale.

    (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the maximum number of shares for which options may be granted to any person in any one calendar year, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

    (b) Cash, Stock or Other Property for Stock. Except as provided in subparagraph (c) below, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the Stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part to the extent permitted by the option agreement, and, if the Board in its sole discretion shall determine, at the time of grant or otherwise, may exercise the option whether or not the vesting requirements set forth in the option agreement have been satisfied.

    (c) Conversion of Options on Stock for Stock Exchange. If the Stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subparagraph
  (b) above. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The Board shall determine in its sole discretion if the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

    (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

    (e) Determination of Board to be Final. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

  7. Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

  8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

  9. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

  10. Stockholder Approval; Term of the Plan. The Plan was adopted by the Board on July 15, 1992 and amended on January 17, 2001, subject to the approval of the Amendment by the Stockholders of the Company at the next Annual Meeting of Stockholders. The Plan will terminate on July 15, 2005, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).

                                                                      EXHIBIT C

                2001 EMPLOYEES' RESTRICTED STOCK PURCHASE PLAN

  1. Purpose. The purpose of this 2001 Employees' Restricted Stock Purchase Plan (the "Plan"), is to secure for Universal Health Services, Inc. (the "Company") the benefits of the additional incentive resulting from the ownership of its Shares of Class B Common Stock, par value $.01 per share (the "Shares"), by selected employees of, and consultants to, the Company or its subsidiaries (for convenience such persons are hereinafter collectively referred to as "employees") who are important to the success and the growth of the business of the Company and its subsidiaries, and to help the Company and its subsidiaries secure and retain the services of such persons.

  2. Restricted Stock Committee. The Plan shall be administered by the entire Board of Directors or if established by the Board, a committee of the Board of Directors which shall consist of not less than two "non-employee directors", as defined in Rule 16b-3, under the Securities Exchange Act of 1934, as amended (the "Committee"). The Committee shall have full authority in its discretion from time to time, and at any time, to select the employees to whom Shares shall be sold, to determine the number of Shares to be sold, the times at which Shares shall be sold, the times at which the restrictions on the Shares shall lapse and the terms and conditions of the Restricted Stock Purchase Agreement. The Committee may issue shares in lieu of cash bonuses for which an employee may be eligible under any other employee incentive plan of the Company.

  The Board of Directors may at any time appoint or remove members of the Committee and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman, and shall hold its meetings at such time and place as it shall deem advisable. A majority of its members shall constitute a quorum. All actions of the Committee shall be taken by a majority of its members, and can be taken by written consent in lieu of a meeting. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

  The interpretation, construction or determination of any provisions of the Plan by the Committee shall be final and conclusive.

  3. Shares Subject to Plan. Subject to the adjustment provisions of paragraph 9, the number of shares of Class B Common Stock which may be issued or sold under the Plan shall not exceed 300,000.

  Shares sold under the Plan may be Shares of the Company's authorized and unissued Shares of Class B Common Stock, Shares of the Company's issued Shares of Class B Common Stock held in the Company's treasury, or both. Should any Shares sold pursuant to the Plan be repurchased by the Company, such Shares shall again become available for sale hereunder.

  4. Employees Eligible. Shares may be sold pursuant to the Plan to employees and consultants of the Company and its subsidiaries (including officers of the Company or any of its subsidiaries whether or not they are also directors of the Company or any of its subsidiaries). For purposes of the Plan, "subsidiary" shall mean a "subsidiary corporation" as defined in Section 424 of the Internal Revenue Code of 1986, as amended or any other affiliate of the Company. In making determinations as to whom Shares should be sold, the Committee shall take into consideration an employee's present and potential contribution to the success of the Company and its subsidiaries and such other factors as the Committee may deem proper and relevant.

  5. Purchase of Shares, Price and Delivery of Payment. Subsequent to a determination by the Committee that Shares shall be sold pursuant to the Plan, the Company or a subsidiary shall deliver to the employee a letter advising him of such determination. Within 30 days of the date of such letter, the employee must complete the Restricted Stock Purchase Agreement enclosed therewith and return it to the Company along with payment in full by cash or check. The price of each Share sold pursuant to the Plan shall be the par value thereof at the time of sale. Prior delivery by an employee to the Company of a completed Restricted Stock Purchase Agreement and payment in full for the Shares, the Committee may, at its discretion, revoke its decision to sell Shares to an employee.

  6. Restrictions. All Shares sold pursuant to the Plan shall be sold subject to a Restricted Stock Purchase Agreement which gives the Company the right to repurchase all or a portion of such Shares, for an amount equal to the price paid by the employee, in the event that his employment terminates for any reason during the period set forth in such Restricted Stock Purchase Agreement. Each employee shall also be required to agree that all Shares purchased by him pursuant to the Plan are purchased for investment purposes and not for the purpose of resale or other distribution thereof.

  Notwithstanding the foregoing, in the event that an employee of the Company or one of its subsidiaries who has purchased Shares under the plan terminates his employment with such employer and immediately commences employment with the Company or a different subsidiary thereof, such event shall not be treated as a termination of employment under the Plan, and the Company's repurchase rights with respect to such Shares shall not be affected. Upon the termination of employment in such cases, the Restricted Stock Purchase Agreement entered into between such employee and his employer shall be cancelled and, upon the commencement of employment with his new employer, the employee and his new employer shall enter into a new Restricted Stock Purchase Agreement.

  7. Transferability. No Shares subject to repurchase by the Company may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated, by the purchase of such Shares. Any attempt to do any of the foregoing shall cause the immediate forfeiture of such Shares.

  8. Right to Terminate Employment or Service. Nothing in the Plan or in any Restricted Stock Purchase Agreement shall confer upon any employee the right to continue in the employment of the Company or affect the right of the Company to terminate the employee's employment at any time, subject, however, to the provisions of any agreement of employment between the Company and the employee.

  9. Adjustment Upon Changes in Capitalization, etc. In the event of one or more stock splits, stock dividends, reclassifications, recapitalizations or any other change in the character or amount of the Company's Shares, the number, kind and purchase price of shares which may thereafter be sold under the Plan shall be adjusted to give effect thereto, and all new, substituted or additional securities to which any employee may become entitled by reason of his ownership of Shares previously purchased pursuant to the Plan shall be subject to the terms of the Plan and the Restricted Stock Purchase Agreement under which such Shares were purchased.

  10. Amendment or Termination of Plan. The Board of Directors shall have the authority to amend or terminate the Plan at any time; provided, however, that no such amendment or termination shall adversely affect the rights of any employee with respect to Shares previously sold hereunder. Notwithstanding the above, no amendment to the Plan will become effective without the approval of the company's stockholders which would increase the number of shares which may be issued under the Plan if and to the extent such approval is necessary or desirable to comply with applicable law or exchange requirements.

  11. Expiration of the Plan. Unless sooner terminated by the Board of Directors, shares may be sold under the Plan at any time and from time to time, prior to March 7, 2010 on which date the Plan shall expire. Any Shares sold under the Plan that remain outstanding on or after such expiration date shall remain subject to the terms of the Plan until any restrictions thereon have lapsed or they have been repurchased by the Company.

  12. Effective Date of Plan. The Plan shall become effective on March 7, 2001, subject, nevertheless, to (1) approval by the Stockholders representing at least a majority of the Common Stock votes of the Company present or represented at the 2001 Annual Meeting of Stockholders.

                                                                      EXHIBIT D

                        UNIVERSAL HEALTH SERVICES, INC.

                            AUDIT COMMITTEE CHARTER

                                 MAY 17, 2000

  The Audit Committee (the "Committee") of Universal Health Services, Inc. (the "Corporation") is established, pursuant to Section 11 of the By-laws of the Corporation, to assist the Board of Directors in fulfilling its oversight responsibility by monitoring and reviewing the effectiveness of the
Corporation's: (1) financial reporting process; (2) system of internal controls over financial operations; and (3) audit process.

  In carrying out its responsibilities, the Committee shall report directly to the Board of Directors, and shall provide an open avenue of communication between and among the internal auditors, the independent accountants, and the Board of Directors. Some specific activities consistent with the Committee's role as stated above include:

  1. Recommending to the Board of Directors the nomination of a firm of independent accountants to audit the accounts of the Corporation, and reviewing and approving the discharge of the independent accountants, if necessary.

  2. Meeting with the independent accountants without management present and also, if necessary, with management present and monitoring the external financial audit coverage including reviewing the:

    .scope and fee of the engagement

    .auditor's proposed audit approach

    .results of the audit

    .Corporation's annual financial statements and related footnotes

    .auditor's opinions, reports, management letters and management's reply

    .appropriateness of any corrective actions recommended

    .independence of the auditors, including review of proposed and current non-audit services provided and their related fees

    .coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources

  3. Monitoring the effectiveness of the Corporation's internal controls, including considering and reviewing with the independent accountants and the director of internal auditing:

      (a) the Corporation's accounting policies and procedures;

      (b) the Corporation's policies and procedures for assuring compliance with laws and regulations that could have a material effect on the Corporation's financial statements; and

      (c) related party transactions

  4. Reviewing with outside counsel, as the Committee deems appropriate, legal matters that could have a material impact on the Corporation's financial statements.

  5. Inquiring of management, the director of internal auditing, and the independent accountants about significant risks or exposures and assessing the steps management has taken to minimize such risk to the Corporation.

  6. Offering advice and guidance on the handling of unusual or significant findings related to the financial operations of the Corporation; instituting special reviews of allegations of questionable conduct in any aspect of the Corporation's activities, operations or finance, including regulatory matters; making recommendations to the Board of Directors for any special studies of significant matters coming to the Committee's attention within the scope of its duties, with emphasis on measures which might be needed to strengthen the Corporation's financial operations. The Committee shall have the authority to select and retain its own counsel, consultants, accountants and other experts to assist in conducting special reviews.

  7. Reviewing the findings of all examinations, inspections and reports of regulatory agencies and management responses.

  8. Reviewing this charter annually and proposing any recommended changes.

  9. At the request of the Board of Directors, the Committee will be available to offer advice and guidance on the handling of items that might be considered sensitive in nature.

                       COMMITTEE POLICIES AND PROCEDURES

Membership

  The Committee shall consist of three (3) members. The Board of Directors shall select each member and designate the Committee's chairperson. The Committee shall be composed solely of the Board of Directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member. Directors who are affiliates of the Corporation or officers or employees of the Corporation or its subsidiaries would not be qualified for Committee membership.

Committee Meetings

  The Committee shall meet at least quarterly and at the discretion of the chairperson. The Committee shall establish an agenda and a record of each meeting.

Meetings with the Board of Directors

  The Committee shall meet with the Board of Directors at each regularly scheduled Board meeting, or such additional times as the Committee deems appropriate, to discuss the status of its work. The Committee will provide the Board of Directors with a report of its activities.

Access to the Corporation

  The Committee shall have access to all corporate personnel and records needed to perform its responsibilities, including meetings with the outside accountants, the director of internal auditing and any other personnel deemed necessary. The Committee will be provided the resources necessary to discharge its responsibilities.

PROXY                                                    CLASS A
                                                       COMMON STOCK
                                                         CLASS C
                                                       COMMON STOCK

                        UNIVERSAL HEALTH SERVICES, INC.
                      This Proxy Solicited By The Board Of
                      Directors For The Annual Meeting Of
                    Stockholders To Be Held On May 23, 2001

Alan B. Miller and Steve Fitton and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class A Common Stock and Class C Common Stock of Universal Health Services, Inc. held of record by the undersigned on April 12, 2001 at the Annual Meeting of Stockholders to be held a 10:00 a.m. on Wednesday, May 23, 2001, at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PR0MPTLY.

             PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK

[_]_______________   ______________  ______________
    ACCOUNT NUMBER    CLASS A COMMON   CLASS C COMMON

--------------------------------------------------------------------------------
 I. The Election of Directors. Nominees   5. Discretionary authority is hereby
    are: Anthony Pantaleoni and Joseph       granted with respect to such
    T. Sebastianello                         other matters as may properly
  [_] For both Nominees                      come before the meeting.
                      [_] Withheld from both Nominees

  [_] _________________________________
          For, except vote withheld from the above nominee:
                                            DATED: ____________________________
-----------------------------------------
 2. Adoption of the Amendment to the        SIGNATURE: ________________________
    Company's Restated Certificate of
    Incorporation to increase the           SIGNATURE: ________________________
    number of authorized shares of
    Class B Common Stock                    IMPORTANT: Please sign exactly as
   FOR         AGAINST       ABSTAIN        name appears at the left. Each
    [_]          [_]           [_]          joint owner shall sign. Executors,
-----------------------------------------   administrators, trustees, etc.
 3. Adoption of the Amendment to the        should give full title.
    Amended and Restated 1992 Stock
    Option Plan.                            The above-signed acknowledges
   FOR         AGAINST       ABSTAIN        receipt of the Notice of Annual
    [_]          [_]           [_]          Meeting of Stockholders and the
-----------------------------------------   Proxy Statement furnished
 4. Adoption of the 2001 Employees'         therewith.
    Restricted Stock Purchase Plan
   FOR         AGAINST       ABSTAIN
    [_]          [_]           [_]
-----------------------------------------
--------------------------------------------------------------------------------

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE ABOVE, IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES
FOR DIRECTORS, THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK, THE ADOPTION OF THE AMENDMENT TO THE AMENDED AND RESTATED 1992 STOCK OPTION PLAN AND THE ADOPTION OF THE 2001 EMPLOYEES' RESTRICTED STOCK PURCHASE PLAN.
--------------------------------------------------------------------------------

                                                              Please mark
                                                              your votes as
                                                              indicated in
                                                              this example [X]


                                                     FOR    AGAINST  ABSTAIN

1. Election of Robert H. Hotz as a Director.         [_]      [_]      [_]

2. Adoption of the Amendment to the Company's
   Restated Certificate of Incorporation to
   increase the number of authorized
   shares of Class B Common Stock.                   [_]      [_]      [_]

3. Adoption of the Amendment to the Amended and
   Restated 1992 Stock Option Plan.                  [_]      [_]      [_]

4. Adoption of the 2001 Employees' Restricted
   Stock Purchase Plan.                              [_]      [_]      [_]

5. Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED
AS DESIGNATED BY THE ABOVE. IF NO CHOICE IS SPECIFIED,
THE PROXY WILL BE VOTED FOR THE ELECTION OF
ROBERT H. HOTZ, THE ADOPTION OF THE AMENDMENT TO
THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF CLASS B COMMON STOCK, THE ADOPTION OF THE
AMENDMENT TO THE AMENDED AND RESTATED 1992 STOCK
OPTION PLAN AND THE ADOPTION OF THE 2001 EMPLOYEES'
RESTRICTED STOCK PURCHASE PLAN.


Signature____________________Signature____________________Date______________
IMPORTANT: Please sign exactly as name appears at the left. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title. The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


           Internet                         Telephone
http://www.proxyvoting.com/UHS           1-800-840-1208                Mail
                               OR                              OR
Use the Internet to vote your / Use any touch-tone telephone / Mark, sign and proxy. Have your proxy card in / to vote your proxy. Have your / date your
hand when you access the web   / proxy card in hand when you   / proxy card and
site. You will be prompted to  / call. You will be prompted to / return it in
enter your control number,     / enter your control number,    / the enclosed
located in the box below, to   / located in the box below,     / postage-paid
create and submit an           / and then follow the           / envelope.
electronic ballot.             / directions given.             /


              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

--------------------------------------------------------------------------------
PROXY                                                           CLASS B
                                                              COMMON STOCK
                                                                CLASS D
                                                              COMMON STOCK

                        UNIVERSAL HEALTH SERVICES, INC.

                     This Proxy Solicited By The Board Of
                      Directors For The Annual Meeting Of
                    Stockholders To Be Held On May 23, 2001

Alan B. Miller and Steve Filton and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class B Common Stock and Class D Common Stock of Universal Health Services, Inc. held of record by the undersigned on April 12, 2001, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 23, 2001 at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY,
       OR VOTE BY TELEPHONE USING THE INSTRUCTIONS ON THE REVERSE SIDE.

--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

                                Annual Meeting
                                      of
                 Universal Health Services, Inc. Stockholders
                            Wednesday, May 23, 2001
                                  10:00 a.m.
                          Universal Corporate Center
                             367 South Gulph Road
                             King of Prussia, PA.


                                    Agenda
* Election of two Directors by the holders of Class A and Class C Common Stock

* Election of a Director by the holders of Class B and Class D Common Stock

* Adoption of the Amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock

* Adoption of the Amendment to the Amended and Restated 1992 Stock Option Plan

* Adoption of the 2001 Employees' Restricted Stock Purchase Plan

* Discussion on matters of current interest